Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(441,316)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,312,854)
Dividend Income	102,433
Interest Income	187,911
ETF Transaction Fees	350
Total Income (Loss)	$(3,463,476)

Expenses
General Partner Management Fees	$35,672
Professional Fees	13,545
Brokerage Commissions	760
Directors' Fees and insurance	1,807
License fees	891
Total Expenses	$52,675
Net Income (Loss)	$(3,516,151)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/23	$75,570,579
Withdrawals (150,000 Shares)	(5,117,647)
Net Income (Loss)	(3,516,151)

Net Asset Value End of Month	$66,936,781
Net Asset Value Per Share (1,900,000 Shares)	$35.23

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596